Exhibit 5.1

October 26, 2023

Altria Group, Inc.

Philip Morris USA Inc.

6601 West Broad Street

Richmond, Virginia 23230

Altria Group, Inc.

Philip Morris USA Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Altria Group, Inc., a Virginia corporation (the “Company”), and Philip Morris USA Inc., a Virginia corporation (the “Guarantor”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company and the Guarantor on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of the Company’s debt securities (“Debt Securities”), guarantees of the Debt Securities by the Guarantor (the “Guarantees”) and warrants to purchase Debt Securities (the “Debt Warrants” and, together with the Debt Securities and the Guarantees, the “Securities”).

The Securities, which are described in the Registration Statement, will be issued as follows:

(a) The Debt Securities will be issued in one or more series pursuant to an Indenture, dated as of November 4, 2008 (the “Base Indenture”), among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended or supplemented from time to time by any supplemental indenture thereto or any officers’ certificate delivered thereunder (the Base Indenture, as so supplemented or amended by the applicable supplemental indenture or officers’ certificate, the “Indenture”);

(b) the Guarantees will be issued pursuant to the Indenture as evidenced by a guarantee agreement (the “Guarantee Agreement”) made by the Guarantor in favor of the Trustee; and

(c) the Debt Warrants will be issued pursuant to one or more debt warrant agreements (each, a “Debt Warrant Agreement”) to be entered into between the Company and a bank or trust company, as debt warrant agent, to be named therein.

As used herein, the Indenture, the Guarantee Agreement and the Debt Warrant Agreement are referred to collectively as the “Subject Documents.”

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The Securities will be offered and sold on a continuous or delayed basis pursuant to Rule 415 under the Securities Act from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits thereto; and

(b) the Prospectus.

In addition, we have examined and relied upon the following:

(i) a certificate from the Corporate Secretary of the Company certifying as to (A) true and correct copies of the Articles of Amendment to the Restated Articles of Incorporation and Restated Articles of Incorporation of the Company and the Amended and Restated By-Laws of the Company (the “Company Organizational Documents”) and (B) the resolutions of the Company’s Board of Directors authorizing, among other things, the filing of the Registration Statement;

(ii) a certificate from the Secretary of the Guarantor certifying as to (A) true and correct copies of the Articles of Restatement of Amended and Restated Articles of Incorporation of the Guarantor and the Amended and Restated By-Laws of the Guarantor (the “Guarantor Organizational Documents” and, together with the Company Organizational Documents, the “Organizational Documents”) and (B) the resolutions of the Guarantor’s Board of Directors authorizing, among other things, the filing of the Registration Statement;

(iii) certificates, each dated October 26, 2023, issued by the State Corporation Commission of the Commonwealth of Virginia, attesting to the corporate status of the Company and the Guarantor in the Commonwealth of Virginia; and

(iv) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the laws of the Commonwealth of Virginia and the State of New York.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or the Guarantor or authorized representatives thereof, (ii) representations of the Company or the Guarantor set forth in the Subject Documents (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Signatures; Legal Capacity. The signatures of individuals who have signed or will sign the Subject Documents are genuine. All individuals who have signed or will sign the Subject Documents have the legal capacity to execute such Subject Documents.

(d) Organizational Status, Power and Authority of Certain Parties. All parties to the Subject Documents (other than any individual) (i) were or will be, as of the date the Subject Documents are executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company or the Guarantor as of the date hereof, and (ii) were or will have, as of the date the Subject Documents are executed and delivered, the power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company or the Guarantor as of the date hereof.

(e) Authorization, Execution and Delivery of Subject Documents by Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder were or will be, as of the date the Subject Documents are executed and delivered, duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and were or will be, as of the date the Subject Documents are executed and delivered, duly executed and delivered by such parties, except that no such assumptions are made as to the Company or the Guarantor as of the date hereof.

(f) Subject Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder are or will be, as of the date the Subject Documents are executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company or the Guarantor as of the date hereof.

(g) Form and Governing Law of Certain Documents. Each supplemental indenture or officers’ certificate will be consistent with the form required by the Base Indenture. Each other Subject Document, the form of which is or will be filed as an exhibit to the Registration Statement, will be consistent with such form. Any supplemental indenture or officers’ certificate, the Guarantee Agreement and the Debt Warrant Agreement will be governed by the laws of the State of New York.

(h) Noncontravention. Neither the issuance of the Debt Securities or the Debt Warrants by the Company or the Guarantees by the Guarantor nor the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company or the Guarantor as to their respective Organizational Documents as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made as to the Company or the Guarantor as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company or the Guarantor as to the Subject Documents as of the date hereof.

(i) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Securities by the Company, the issuance of the Guarantees by the Guarantor or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company or the Guarantor as of the date hereof.

(j) Registration; Trust Indenture Act. The Registration Statement shall become effective under the Securities Act upon the filing thereof with the SEC and such effectiveness shall not have been terminated or rescinded, and the Indenture shall be qualified under the Trust Indenture Act of 1939.

(k) No Mutual Mistake, Amendments, etc. There has not been, and will not be, as of the date the Subject Documents are executed and delivered, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Documents, except for, in the case of the terms of the Base Indenture, any supplemental indentures or officers’ certificates.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. Each of the Company and the Guarantor is a validly existing corporation under the laws of the Commonwealth of Virginia and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the Debt Securities and the Debt Warrants, and the Guarantor has the corporate power and authority to issue the Guarantees.

3. Debt Securities. With respect to any Debt Securities to be issued by the Company, when (a) the Company’s Board of Directors or duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to authorize and approve (“Company Authorizing Resolutions”) the issuance of such Debt Securities, (b) the terms of such Debt Securities and for their issuance and sale have been established in conformity with the applicable Company Authorizing Resolutions and the Indenture, (d) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (e) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (f) such Debt Securities have been executed and authenticated in accordance with the provisions of the Indenture, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

4. Guarantees. With respect to any Guarantees to be issued by the Guarantor, when (a) the Guarantor’s Board of Directors or duly constituted and acting committee thereof has taken all necessary corporate action to authorize and approve (“Guarantor Authorizing Resolutions”) the issuance of such Guarantees, (b) the terms of such Guarantees and for their issuance and sale have been established in conformity with the applicable Guarantor Authorizing Resolutions, the Indenture and the applicable Guarantee Agreement, (d) the Debt Securities and such Guarantees have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (e) the Company has received the consideration for the Debt Securities provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (f) the Debt Securities have been executed and authenticated in accordance with the provisions of the Indenture and (g) such Guarantees have been executed in accordance with the Indenture and the applicable Guarantee Agreement, such Guarantees will constitute the valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, under the laws of the State of New York.

5. Debt Warrants. With respect to any Debt Warrants to be issued by the Company, when (a) the Company Board has taken all necessary corporate action to authorize and approve the issuance of such Debt Warrants, (b) the terms of such Debt Warrants and for their issuance and sale have been established in conformity with Company Authorizing Resolutions with respect to the issuance of the Debt Warrants, (c) such Debt Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Debt Warrants have been executed and authenticated or countersigned in accordance with the provisions of the Debt Warrant Agreement, such Debt Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification and Change of Control. The enforceability of any agreement relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of any party, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or Applicable Law.

(b) Jurisdiction, Venue, etc. The enforceability of any agreement to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York, to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards), and any agreement regarding the choice of law governing any Subject Document (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern).

(c) Remedies. The enforceability of any provision in any Subject Document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in a Subject Document.

(d) Unenforceability of Certain Provisions. Provisions contained in the Securities or the Subject Documents that require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render any of the Securities or the Subject Documents invalid as a whole.

(e) Choice of State of New York Law and Forum. To the extent that any of our opinions relate to the enforceability of the choice of New York law or any choice of New York forum provisions of any Subject Document, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 and N.Y. CPLR 327(b) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Subject Documents.

(f) Currency Conversion. We advise you that, as of the date of this opinion letter, a judgment for money in an action based on a Debt Security or an Indenture denominated in a currency other than United States dollars in a federal or state court in the United States ordinarily would be rendered or enforced in United States only in United States dollars. The date and method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors, including which court renders the judgment. We express no opinion as to whether a court would award a judgment in a currency other than United States dollars or the particular date or rate of exchange that would be used by such court in the entry of a judgment.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations that are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours, /s/ McGuireWoods LLP